PRICING SUPPLEMENT NO. 47                                         Rule 424(b)(3)
DATED: January 21, 1999                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:                Floating Rate Notes        Book Entry Notes
$50,000,000                      [x]                        [x]
Original Issue Date:             Fixed Rate Notes           Certificated Notes
January 26, 1999                 [_]                        [_]

Maturity Date:                   CUSIP#: 073928 GU 1
January 26, 2001
Option to Extend Maturity:       No  [x]
                                 Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.30%

--------------------------------------



NYFS04...:\25\22625\0122\2041\SUP1229K.460

*     2/26/99, 3/26/99, 4/26/99, 5/26/99, 6/28/99, 7/26/99, 8/26/99, 9/27/99,
      10/26/99, 11/26/99, 12/27/99, 1/26/00, 2/28/00, 3/27/00, 4/26/00, 5/26/00,
      6/26/00, 7/26/00, 8/28/00, 9/26/00, 10/26/00, 11/27/00, 12/26/00 and
      1/26/01.


**    2/26/99, 3/26/99, 4/26/99, 5/26/99, 6/28/99, 7/26/99, 8/26/99, 9/27/99,
      10/26/99, 11/26/99, 12/27/99, 1/26/00, 2/28/00, 3/27/00, 4/26/00, 5/26/00,
      6/26/00, 7/26/00, 8/28/00, 9/26/00, 10/26/00, 11/27/00, 12/26/00, 1/26/01
      and 2/26/01.

***   The one-month LIBOR rate on January 22, 1999 plus 30 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.









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